SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 2, 2006

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with the phase-out of Ronald W. Tysoe's employment with Federated Corporate Services, Inc. (the "Company"), a subsidiary of Federated Department Stores, Inc. ("Federated"), and in light of Mr. Tysoe's exceptional dedication and commitment to the Company and Federated over the past 19 years, the Company entered into an agreement (the "Agreement") with Mr. Tysoe, which sets forth certain benefits to be received by, and certain obligations of, Mr. Tysoe, as part of his retirement and separation package. Pursuant to the Agreement, Mr. Tysoe will resign his position as Vice Chair of Federated, effective October 5, 2006, but for certain purposes (including continuation of salary, annual bonus, vesting of equity-based awards and other benefits) will be considered to have continued employment until the expiration of the stated term (June 30, 2007) (the "Retirement Date") of his existing Employment Agreement with the Company. Mr. Tysoe has agreed to cooperate with and be available to the Company and Federated until the Retirement Date in connection with any matters relating to Mr. Tysoe's employment or responsibilities with the Company and Federated, including, but not limited to, post-closing matters involving the sale of the Lord & Taylor and David's Bridal divisions.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(c)	Exhibits

		10.1	Agreement between Federated Corporate Services, Inc. and Ronald W. Tysoe, dated as of October 2, 2006.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: October 3, 2006	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary